Exhibit 4.1
FORM OF
STOCKHOLDERS AGREEMENT
BY AND AMONG
RAILAMERICA, INC.
AND
RR ACQUISITION HOLDING LLC

Dated as of            , 2009

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms	1
Section 1.2 Construction	5

ARTICLE II

TRANSFER

Section 2.1 Binding Effect on Transferees	6
Section 2.2 Additional Purchases	6
Section 2.3 Charter Provisions	6
Section 2.4 Legend	6

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Board	6

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1 Demand Registration	8
Section 4.2 Piggyback Registrations	11
Section 4.3 Shelf Registration	12
Section 4.4 Withdrawal Rights	14
Section 4.5 Holdback Agreements	15
Section 4.6 Registration Procedures	15
Section 4.7 Registration Expenses	20
Section 4.8 Indemnification	21

ARTICLE V

MISCELLANEOUS

Section 5.1 Headings	24
Section 5.2 Entire Agreement	24

i

ii

STOCKHOLDERS AGREEMENT
          THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of            , 2009, by and between RR Acquisition Holding LLC (the “Initial Stockholder”) and RailAmerica, Inc., a Delaware corporation (the “Company”). Unless otherwise indicated, references to articles and sections shall be to articles and sections of this Agreement.
          WHEREAS, the Initial Stockholder is a holder of shares of Common Stock (as hereinafter defined); and
          WHEREAS, the Company has agreed to provide the registration rights and other rights set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
               (a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided that no Stockholder shall be deemed an Affiliate of any other Stockholder solely by reason of any investment in the Company.
               (b) “Agreement” shall have the meaning assigned to it in the preamble.
               (c) A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.
               (d) “Board” shall mean the board of directors of the Company.
               (e) “Bylaws” shall mean the bylaws of the Company, as may be amended and/or restated from time to time.

               (f) “Certificate of Incorporation” shall mean the certificate of incorporation of the Company, as may be amended and/or restated from time to time.
               (g) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.
               (h) “Common Stock” shall mean the Company’s common stock, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.
               (i) “Company” shall have the meaning assigned to it in preamble.
               (j) “Company Securities” shall mean (i) any Common Stock and (ii) any other securities of the Company entitled to vote generally in the election of directors of the Company.
               (k) “Demand” shall have the meaning assigned to it in Section 4.1(a).
               (l) “Demand Registration” shall have the meaning assigned to it in Section 4.1(a).
               (m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
               (n) “FIG LLC” shall mean FIG LLC, a Delaware limited liability company, or any other Person designated as “FIG LLC” by Fortress Investment Group LLC in a written notice to the Company.
               (o) “Fortress Affiliate Stockholder” shall mean (A) any director of the Company who may be deemed an Affiliate of Fortress Investment Group LLC (“FIG”), (B) any director or officer of FIG and (C) any investment funds (including any managed accounts) managed directly or indirectly by FIG or its Affiliates.
               (p) “Form S-3” shall have the meaning assigned to it in Section 4.3(a).

               (q) “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.
               (r) “Initial Public Offering” shall mean the initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act.
               (s) “Initial Stockholder” shall have the meaning assigned to it in preamble.
               (t) “Inspectors” shall have the meaning assigned to it in Section 4.6(a)(viii).
               (u) “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.
               (v) “Losses” shall have the meaning assigned to it in Section 4.8(a).
               (w) “Other Demanding Sellers” shall have the meaning assigned to it in Section 4.2(b).
               (x) “Other Proposed Sellers” shall have the meaning assigned to it in Section 4.2(b).
               (y) “Permitted Transferee” shall mean, with respect to each Stockholder, (i) any other Stockholder, (ii) such Stockholder’s Affiliates and (iii) in the case of any Stockholder, (A) any member or general or limited partner of such Stockholder (including, without limitation, any member of the Initial Stockholder), (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Stockholder or any general or limited partner of such Stockholder (collectively, “Stockholder Affiliates”), (C) any investment funds managed directly or indirectly by such Stockholder or any Stockholder Affiliates (a “Stockholder Fund”), (D) any general or limited partner of any Stockholder Fund, (E) any managing director, general partner, director, limited partner, officer or employee of any Stockholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (E) (collectively, “Stockholder Associates”) or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of any one or more of such Stockholder, any general or limited partner of such Stockholder, any Stockholder Affiliates, any Stockholder Fund, any Stockholder Associates, their spouses or their lineal descendants.

               (z) “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
               (aa) “Piggyback Notice” shall have the meaning assigned to it in Section 4.2(a).
               (bb) “Piggyback Registration” shall have the meaning assigned to it in Section 4.2(a).
               (cc) “Piggyback Seller” shall have the meaning assigned to it in Section 4.2(a).
               (dd) “Public Offering” shall mean an offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including an offering in which Stockholders are entitled to sell Common Stock pursuant to the terms of this Agreement.
               (ee) “Records” shall have the meaning assigned to it in Section 4.6(a)(viii).
               (ff) “Registrable Amount” shall mean an amount of Common Stock equal to 1% of the Common Stock issued and outstanding immediately after the consummation of the Initial Public Offering.
               (gg) “Registrable Securities” shall mean any Common Stock currently owned or hereafter acquired by any Stockholder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.
               (hh) “Requesting Stockholder” shall have the meaning assigned to it in Section 4.1(a).
               (ii) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               (jj) “Selling Holders” shall have the meaning assigned to it in Section 4.6(a)(i).
               (kk) “Shelf Notice” shall have the meaning assigned to it in Section 4.3(a).
               (ll) “Shelf Registration Effectiveness Period” shall have the meaning assigned to it in Section 4.3(c).
               (mm) “Shelf Registration Statement” shall have the meaning assigned to it in Section 4.3(a).
               (nn) “Stockholders” shall mean (i) the Initial Stockholder, (ii) each Fortress Affiliate Stockholder and (iii) each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof or a Permitted Transferee thereof who is entitled to enforce the provisions of this Agreement in accordance with the terms hereof, in each case of clauses (i), (ii) and (iii) to the extent that the Initial Stockholder, Fortress Affiliate Stockholders and Permitted Transferees, together, hold at least a Registrable Amount.
               (oo) “Suspension Period” shall have the meaning assigned to it in Section 4.3(d).
               (pp) “Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
               (qq) “Voting Power of the Company” shall mean the total number of votes that may be cast in the election of directors of the Company if all issued and outstanding Company Securities were present and voted at a meeting held for such purpose.
          Section 1.2 Construction. For the purposes of this Agreement (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to Articles and Sections of this Agreement, unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (iv) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified, and (v) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified.

ARTICLE II
TRANSFER
          Section 2.1 Binding Effect on Transferees. A Permitted Transferee shall become a Stockholder hereunder, without any further action by the Company, following a transfer by a Stockholder of Company Securities to such Permitted Transferee upon the execution by such Permitted Transferee of a joinder providing that such Person shall be bound by and shall fully comply with the terms of this Agreement (including the provisions of Article IV with respect to the Company Securities being transferred to such transferee). The Fortress Affiliate Stockholders shall be deemed to be Stockholders without any further action.
          Section 2.2 Additional Purchases. Any Company Securities owned by a Stockholder on or after the date of this Agreement shall have the benefit of and be subject to the terms and conditions of this Agreement.
          Section 2.3 Charter Provisions. The parties hereto shall use their respective reasonable efforts (including voting or causing to be voted all of the Company Securities held of record by such party or Beneficially Owned by such party by virtue of having voting power over such Company Securities) so as to cause no amendment to be made to the Certificate of Incorporation or Bylaws as in effect as of the date of this Agreement in a manner that would (a) add restrictions to the transferability of the Company Securities by the Initial Stockholder, any Fortress Affiliate Stockholder or their Permitted Transferees who remain a “Stockholder” (as such term is used herein) at the time of such an amendment, which restrictions are beyond those then provided for in the Certificate of Incorporation, this Agreement or applicable securities laws or (b) nullify any of the rights of the Initial Stockholder, any Fortress Affiliate Stockholder or their Permitted Transferees who remain a “Stockholder” (as such term is used herein) at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by such Stockholder.
          Section 2.4 Legend. Any certificate representing Company Securities issued to a Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form:
“The shares represented by this certificate are subject to the provisions contained in the Stockholders Agreement, dated as of            , 2009, by and among RailAmerica, Inc. and the stockholder of RailAmerica, Inc. described therein.”
The Company shall make customary arrangements to cause any Company Securities issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.
ARTICLE III
BOARD OF DIRECTORS
          Section 3.1 Board.

               (a) For so long as this Agreement is in effect, the Company and each Stockholder shall take all reasonable actions within their respective control (including voting or causing to be voted all of the Company Securities held of record by such Stockholder or Beneficially Owned by such Stockholder by virtue of having voting power over such Company Securities, and, with respect to the Company, as provided in Sections 3.1(c) and (d)) so as to cause to be elected to the Board, and to cause to continue in office, not more than seven directors (or such other number of directors as FIG LLC may agree to in writing), at any given time:
               (i) at least a majority of such directors shall be individuals designated by FIG LLC, for so long as the Stockholders, together, have Beneficial Ownership of at least 40% of the Voting Power of the Company;
               (ii) at least three directors (four directors, in the event the Board consists of more than seven directors) shall be individuals designated by FIG LLC, for so long as the Stockholders, together, have Beneficial Ownership of less than 40% but at least 20% of the Voting Power of the Company;
               (iii) at least two directors (three directors, in the event the Board consists of more than seven directors) shall be individuals designated by FIG LLC, for so long as the Stockholders, together, have Beneficial Ownership of less than 20% but at least 10% of the Voting Power of the Company; and
               (iv) at least one director shall be an individual designated by FIG LLC, for so long as the Stockholders, together, have Beneficial Ownership of less than 10% but at least 5% of the Voting Power of the Company.
               (b) If FIG LLC notifies the Stockholders of its desire to remove, with or without cause, any director previously designated by it, the Stockholders shall vote or cause to be voted all of the shares of Company Securities held of record by such Stockholders or Beneficially Owned by such Stockholders by virtue of having voting power over such Company Securities and take all other reasonable actions within its control to cause the removal of such director.
               (c) The Company agrees to include in the slate of nominees recommended by the Board those persons designated by FIG LLC in accordance with Section 3.1(a) and to use its reasonable best efforts to cause the election of each such designee to the Board, including nominating such designees to be elected as directors, in each case subject to applicable law.
               (d) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by FIG LLC in accordance with Section 3.1(a), the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of FIG LLC. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is not designated by FIG LLC in accordance with Section 3.1(a), such vacancy created thereby may be filled by a majority vote of the Board. In the event that the size of the Board is expanded to more than seven directors, Company agrees to take at any time and from time to time all actions necessary to cause the Board to continue to have the number of FIG LLC designees that corresponds to the requirements of Section 3.1(a).
               (e) In the event that at any time the number of directors entitled to be designated by FIG LLC pursuant to Section 3.1(a) decreases, the Initial Stockholder and its Permitted Transferees shall take reasonable actions to cause a sufficient number of designated directors to resign from the Board at or prior to the end of such designated director’s term such that the number of designated directors after such resignation(s) equals the number of directors FIG LLC would have been entitled to designate pursuant to Section 3.1(a). Any vacancies created by such resignation may remain vacant until the next annual meeting of stockholders or filled by a majority vote of the Board. Notwithstanding the foregoing, such designated director(s) need not resign from the Board at or prior to the end of such director’s term if the Company’s nominating committee recommends the nomination of such director(s) for election at the next annual meeting coinciding with the end of such director’s term, or otherwise (and for the avoidance of doubt, such director shall no longer be considered a designee of FIG LLC).
ARTICLE IV
REGISTRATION RIGHTS
          Section 4.1 Demand Registration.
               (a) At any time after the date that is            days after the date hereof (or in the case of the first Demand (as hereafter defined), such prior date as would permit the Company to cause any filings required hereunder to be filed on the            th day or the first possible date thereafter), any Person that is a Stockholder (a “Requesting Stockholder”) on the date a Demand is made shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of an amount of Registrable Securities that, when taken together with the amounts of Registrable Securities requested to be registered under the Securities Act by such Requesting Stockholder’s Affiliates, equals or is greater than the Registrable Amount (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration under the Securities Act of:
               (i) the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand, which may be an Underwritten Offering;
               (ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 4.1(b); and
               (iii) all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1, but subject to Section 4.1(f);
all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Common Stock, if any, to be so registered.
               (b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Stockholder (or Requesting Stockholders). Within five days after receipt of a Demand, the Company shall give written notice of such Demand to any other Persons that on the date a Demand is delivered to the Company is a Stockholder (excluding Fortress Affiliate Stockholders which have not signed a joinder as contemplated by Section 2.1), provided, however, that no notice shall be required so long as the Stockholders, together, have Beneficial Ownership of at least 40% of the Voting Power of the Company. Subject to Section 4.1(f), the Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein (i) if a notice by the Company is required by this paragraph, within five days after such notice by the Company has been given, or (ii) if no notice by the Company is required by this paragraph, within five days after receipt by the Company of such Demand. Such written request shall comply with the requirements of a Demand as set forth in this Section 4.1(b).
               (c) Each Stockholder shall be entitled to an unlimited number of Demand Registrations until such time as the Stockholders, together, Beneficially Own less than a Registrable Amount.
               (d) Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Requesting Stockholders, including, to the extent permissible, an existing effective registration statement filed by the Company with the Commission, and shall be reasonably acceptable to the Company.
               (e) The Company shall not be obligated to effect any Demand Registration (A) within three months of a “firm commitment” Underwritten Offering in which all

Stockholders were given “piggyback” rights pursuant to Section 4.2 (subject to Section 4.1(f)) and at least 50% of the number of Registrable Securities requested by such Stockholders to be included in such Demand Registration were included) or (B) within three months of any other Demand Registration or any Underwritten Offering pursuant to Section 4.3(e). In addition, the Company shall be entitled to postpone (upon written notice to all Stockholders) for up to 120 days the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice in any period of 12 consecutive months) if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Stockholder(s) shall have the right to withdraw such Demand in accordance with Section 4.4.
               (f) The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by FIG LLC, the Initial Stockholder or any of the Permitted Transferees thereof (to the extent a Stockholder hereunder), reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Stockholders, which, in the opinion of the underwriter can be sold without adversely affecting the marketability of the offering, pro rata among such Stockholders requesting such Demand Registration on the basis of the number of such securities held by such Stockholders and such Stockholders that are Piggyback Sellers; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Company.
               (g) Any time that a Demand Registration involves an Underwritten Offering, the Company shall select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, which shall be reasonably acceptable to Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration.

          Section 4.2 Piggyback Registrations.
               (a) Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration by the Company on a registration statement on Form S-4 or a registration statement on Form S-8 or any successor forms thereto) (each, a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give the Stockholders (excluding Fortress Affiliate Stockholders which have not signed a joinder as contemplated by Section 2.1) prompt written notice thereof (but not less than five days prior to the filing by the Company with the Commission of any registration statement with respect thereto), provided, however, that no notice shall be required so long as the Stockholders, together, have Beneficial Ownership of at least 40% of the Voting Power of the Company. Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter or underwriters (if any and if known). Upon the written request (i) if a Piggyback Notice is required by this paragraph, of any Person that on the date of such Piggyback Notice is a Stockholder, given within five days after such Piggyback Notice is received by such Person, or (ii) if no Piggyback Notice is required by this paragraph, of any Person that on the date of approval by the Board of the filing of such Piggyback Registration is a Stockholder, within five days of such Board approval (any such Persons as described in (i) and (ii) above, each, a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller), the Company, subject to the terms and conditions of this Agreement, shall use its commercially reasonable efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s equity securities being sold in such Piggyback Registration.
               (b) If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by FIG LLC, the Initial Stockholder or any of its Permitted Transferees (to the extent a Stockholder hereunder), reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of equity securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter or investment bank can be sold without such an effect, as follows and in the following order of priority:

               (i) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers and securities sought to be registered by Other Demanding Sellers (if any), pro rata on the basis of the number of shares of Common Stock held by such Piggyback Sellers and Other Demanding Sellers and (C) third, other equity securities held by any Other Proposed Sellers; or
               (ii) if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of equity securities sought to be registered by each Other Demanding Seller and the Piggyback Sellers (if any), pro rata in proportion to the number of shares of Common Stock held by all such Other Demanding Sellers and Piggyback Sellers and (B) second, other equity securities held by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.
               (c) In connection with any Underwritten Offering under this Section 4.2 for the Company’s account, the Company shall not be required to include a holder’s Registrable Securities in the Underwritten Offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company; provided, that any applicable underwriting agreement includes only customary terms and conditions.
               (d) If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 4.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 4.1.
          Section 4.3 Shelf Registration.
               (a) Subject to Section 4.3(d), and further subject to the availability of a Registration Statement on Form S-3 or a successor form (“Form S-3”) to the Company, the Initial Stockholder or any of its Permitted Transferees (in each case to the extent a Stockholder hereunder) may by written notice delivered (which notice can be delivered at any time after the eleven month anniversary of the date hereof) to the Company (the “Shelf Notice”) require the Company to (i) file as promptly as practicable (but no later than 30 days after the date the Shelf

Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the Commission at the earliest possible date permitted under the rules and regulations of the Commission (but no later than 60 days after such filing date), a Form S-3, or (ii) designate an existing Form S-3 filed with the Commission, in each case providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by the Initial Stockholder or the Fortress Affiliate Stockholders (or any of their Permitted Transferees), as the case may be, and any other Persons that at the time of the Shelf Notice meet the definition of a Stockholder who elect to participate therein as provided in Section 4.3(b) (the “Shelf Registration Statement”).
               (b) Within five business days after receipt of a Shelf Notice pursuant to Section 4.3(a), the Company will deliver written notice thereof to each Stockholder (excluding Fortress Affiliate Stockholders which have not signed a joinder as contemplated by Section 2.1), provided, however, that no such notice shall be required so long as the Stockholders, together, have Beneficial Ownership of at least 40% of the Voting Power of the Company. Each Stockholder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate.
               (c) Subject to Section 4.3(d), the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise (the “Shelf Registration Effectiveness Period”).
               (d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Stockholders who elected to participate in the Shelf Registration Statement, to require such Stockholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 60 days in succession or 90 days in the aggregate in any 12 month period (a “Suspension Period”) if the Company shall determine that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar corporate transaction or other material event or circumstance affecting the Company or its securities, and that the disclosure of such information at such time would be detrimental to the Company or its stockholders. Immediately upon receipt of such notice, the Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Stockholder, the Company shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               (e) At any time, and from time-to-time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), each of the Initial Stockholder, the Fortress Affiliate Stockholders or any of their Permitted Transferees (in each case to the extent a Stockholder hereunder) may notify the Company of their intent to sell Registrable Securities covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”); provided that the Company shall not be obligated to participate in more than four underwritten offerings during any twelve-month period. Such notice shall specify (x) the aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering and (y) the identity of the Stockholder(s) requesting such Shelf Underwritten Offering. Upon receipt by the Company of such notice, the Company shall comply with the applicable provisions of Section 4.6, including, without limitation, those provisions relating the Company’s obligation to make filings with the Commission, participate in “road shows” and obtain “comfort” letters, and shall take such other actions as necessary or appropriate to permit the consummation of such Shelf Underwritten Offering as promptly as practicable. Each Shelf Underwritten Offering shall be for the sale of an amount of Registrable Securities equal to or greater than the Registrable Amount. In any Shelf Underwritten Offering, the Company shall select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, which shall be reasonably acceptable to the Stockholders participating in such Shelf Underwritten Offering that hold a majority of the Registrable Securities included in such Shelf Underwritten Offering.
          Section 4.4 Withdrawal Rights. Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten days following the mailing of such notice, such holder(s) of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by its Permitted Transferees, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.

          Section 4.5 Holdback Agreements. Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by the Company (which shall not exceed 45 days) with respect to any Public Offering, Demand Registration or Piggyback Registration (in each case, except as part of such registration), or, in each case, a later date required by any underwriting agreement with respect thereto.
          Section 4.6 Registration Procedures.
               (a) If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 4.1, 4.2 and 4.3, the Company shall as promptly as practicable (in each case, to the extent applicable):
               (i) prepare and file with the Commission a registration statement to effect such registration, cause such registration statement to become effective at the earliest possible date permitted under the rules and regulations of the Commission, and thereafter use commercially reasonable efforts to cause such registration statement to remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;
               (ii) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith and any Exchange Act reports incorporated by reference therein as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 4.1, the expiration of 60 days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 4.2, the expiration of 60 days after such registration statement becomes effective or (iii) in the case of a Shelf Registration pursuant to Section 4.3, the Shelf Registration Effectiveness Period;

               (iii) furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and any Issuer Free Writing Prospectus and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;
               (iv) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;
               (v) use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the NYSE or the Nasdaq Stock Market;
               (vi) use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;
               (vii) in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:
                    (1) an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters, and
                    (2) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent registered public accountants who have certified the Company’s financial statements included in such registration statement (and, if necessary, any other independent registered public accountant of any subsidiary of the Company or any business acquired by the Company from which financial statements and financial data are, or are required to be, included in the registration statement);
               (viii) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such holder of Registrable Securities requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
               (ix) promptly notify in writing each Selling Holder and the underwriters, if any, of the following events:

                    (1) the filing of the registration statement, the prospectus or any prospectus supplement related thereto, any Issuer Free Writing Prospectus or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;
                    (2) any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;
                    (3) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;
                    (4) when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the registration statement; and
                    (5) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;
               (x) notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
               (xi) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement;
               (xii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as promptly as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
               (xiii) use its reasonable best efforts to assist Stockholders who made a request to the Company to provide for a third party “market maker” for the Common Stock; provided, however, that the Company shall not be required to serve as such “market maker”;
               (xiv) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law), if necessary or appropriate, representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates as necessary or appropriate;
               (xv) have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;
               (xvi) if requested by any Selling Holders or any underwriter, promptly incorporate in the registration statement or any prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities;
               (xvii) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of the FINRA; and

               (xviii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.
The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.
               (b) Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold (unless, in the Company’s sole discretion, such Registrable Securities are to be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form), in such denominations as requested and instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.
               (c) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.6(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.6(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 60 day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 4.6(a)(ix) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.
          Section 4.7 Registration Expenses. All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the Financial Industry Regulatory Authority (“FINRA”) (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Rule 2720 or the equivalent rule incorporated into the FINRA rulebook), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including, without limitation, expenses of printing certificates, if any, for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses and Issuer Free Writing Prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company’s independent certified public accountants and counsel (including, without limitation, with respect to “comfort” letters and opinions) and fees and expenses of one firm of counsel to the Stockholders selling in such registration (which firm shall be selected by the Stockholders selling in such registration that hold a majority of the Registrable Securities included in such registration) (collectively, the “Registration Expenses”) shall be borne by the Company, regardless of whether a registration is effected. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.
          Section 4.8 Indemnification.
               (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its officers, directors, employees, managers, members, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”) caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, any Issuer Free Writing Prospectus, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Holder expressly for use therein. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold. Reimbursements payable pursuant to the indemnification contemplated by this Section 4.8(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

               (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such Selling Holder will furnish to the Company in writing information regarding such Selling Holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, any Issuer Free Writing Prospectus, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein; provided, however, that each Selling Holder’s obligation to indemnify the Company hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no Selling Holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder in the offering giving rise to such liability.
               (c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.
               (d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party other than the payment of money or if the proposed settlement does not include an unconditional release of such indemnified party for all claims relating to such matter).
               (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.
               (f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.
               (g) Not less than three days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Stockholder who has timely provided the requisite notice hereunder entitling the Stockholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Stockholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the day before the expected filing date, the Requested Information from such Stockholder, the Company may file the Registration Statement without including Registrable Securities of such Stockholder. The failure to so include in any registration statement the Registrable Securities of a Stockholder

(with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Stockholder.
ARTICLE V
MISCELLANEOUS
          Section 5.1 Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.
          Section 5.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.
          Section 5.3 Further Actions; Cooperation. Each of the Stockholders agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that such Stockholder will prepare and file with the Commission filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to its Beneficial Ownership of the Common Stock and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.
          Section 5.4 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:
          If to the Initial Stockholder, to:
c/o Fortress Investment Group, LLC
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Fax: (212) 798-6122
Attn: Randal A. Nardone
          with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036-6522
Fax: (212) 735-2000
Attn: Joseph A. Coco, Esq.
          If to the Company, to:
RailAmerica, Inc.
7411 Fullerton Street
Suite 300
Jacksonville, Florida 32256
Fax:
Attn: General Counsel
          If to a Stockholder that is not the Initial Stockholder, then to the address set forth in the written agreement of such Stockholder provided for in Section 2.1 hereof.
          All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by facsimile, with confirmation received, to the facsimile numbers specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.
          Section 5.5 Applicable Law. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.
          Section 5.6 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
          Section 5.7 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until (i) if required under

Section 2.1 hereof, the Company shall have received written notice of such transfer and the joinder of the transferee provided for in Section 2.1 hereof, and (ii) such transferee can establish Beneficial Ownership or ownership of record of a Registrable Amount (whether individually or together with its Affiliates that are Stockholders or transferees of Stockholders and, if applicable, its other Permitted Transferees that are Stockholders or transferees of Stockholders). The Company may not assign any of its rights or obligations hereunder without the prior written consent of each of the Stockholders. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.
          Section 5.8 Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Stockholders and the Company.
          Section 5.9 Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
          Section 5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.
          Section 5.11 Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING

BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          Section 5.12 Injunctive Relief. Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the Stockholders agree that each party shall be entitled to, an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement, without the need to post a bond or prove the inadequacy of monetary damages.
          Section 5.13 Recapitalizations, Exchanges, Etc. Affecting the Shares of Common Stock; New Issuance. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to Company Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Company Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.
          Section 5.14 Termination. Upon the mutual consent of all of the parties hereto or, with respect to each Stockholder, at such earlier time as such Stockholder and its Affiliates and Permitted Transferees ceases to Beneficially Own a Registrable Amount, the terms of this Agreement shall terminate, and be of no further force and effect; provided, however, that the following shall survive the termination of this Agreement: (i) the provisions of Sections 4.2 (which shall terminate, and be of no further force and effect, with respect to each Stockholder, at such time as such Stockholder and its Affiliates and Permitted Transferees ceases to Beneficially Own a Registrable Amount), 4.7, 4.8, 5.5, 5.11, this Section 5.14 and Section 5.15; (ii) the rights with respect to the breach of any provision hereof by the Company and (iii) any registration rights vested or obligations accrued as of the date of termination of this Agreement to the extent, in the case of registration rights so vested, if such Stockholder ceases to meet the definition of a Stockholder under this Agreement subsequent to the vesting of such registration rights as a result of action taken by the Company.
          Section 5.15 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

RAILAMERICA, INC.
By:
Name:
Title:

RR ACQUISITION HOLDING LLC
By:	RR Acquisition MM LLC, its Managing Member

By:
Name:
Title:

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]